Exhibit 5.2

Seward & Kissel llp ONE BATTERY PARK PLAZA NEW YORK, NEW YORK 10004

WRITER'S DIRECT DIAL (212) 574-1200	TELEPHONE: (212) 574-1200 FACSIMILE: (212) 480-8421 WWW.SEWKIS.COM	901 K Street, NW WASHINGTON, D.C. 20001 TELEPHONE: (202) 737-8833 FACSIMILE: (202) 737-5184

April 10, 2017

VIA E-MAIL

Frontline Ltd.
Par-la-Ville Place
14 Par-la-Ville Road
Hamilton, HM 08
 Bermuda

Re:	Frontline Ltd.

Ladies and Gentlemen:

We have acted as counsel to Frontline Ltd. (the "Company") in connection with the Company's registration statement on Form F-3 (such registration statement as amended or supplemented from time to time, the "Registration Statement") as filed with the U.S. Securities and Exchange Commission (the "Commission") on the date hereof, relating to (i) the registration under the U.S. Securities Act of 1933, as amended (the "Securities Act") of up to an aggregate of $300,000,000 of securities to be offered in one or more public offerings by the Company (the "Offering"), which may include ordinary shares, par value $1.00 per share, of the Company (the "Ordinary Shares"), preferred shares of the Company (the "Preferred Shares"), debt securities of the Company (the "Debt Securities"), warrants to purchase the Company's securities (the "Warrants"), purchase contracts to purchase the Company's securities (the "Purchase Contracts"), rights to purchase the Company's equity securities (the "Rights") and units comprised of any of the foregoing securities (the "Units") (together, the Ordinary Shares, the Preferred Shares, the Debt Securities, the Warrants, the Purchase Contracts, the Rights and the Units, the "Securities") to be offered by the Company.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the prospectus of the Company included in the Registration Statement (the "Prospectus"); (iii) the form of senior debt securities indenture; (iv) the form of subordinated debt securities indenture, and (v) such corporate documents and records of the Company and the Subsidiaries and such other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed.  In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, the genuineness of all signatures and the legal competence or capacity of persons or entities to complete the execution of documents.  As to various questions of fact that are material to the opinions hereinafter expressed, we have relied upon statements or certificates of public officials, directors of the Company and others.

We have further assumed for the purposes of this opinion, without investigation, that (i) all documents contemplated by the Prospectus and any related supplement thereto to be executed in connection with any offering related to the Registration Statement will have been duly authorized, executed and delivered by each of the parties thereto; (ii) the terms of any offering related to the Registration Statement will comply in all respects with the terms, conditions and restrictions set forth in the Prospectus and any related supplement thereto and all of the instruments, agreements and other documents relating thereto or executed in connection therewith; (iii) the board of directors of the Company will have taken all actions necessary to authorize the issuance and sale of the Securities; and (vii) that the specific terms of the Securities to be established subsequent to the date hereof will have been determined in accordance with all board resolutions or other authorization requirements, will comply with all applicable laws, and will not conflict with any instrument or agreement binding on the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

Based upon and subject to the foregoing, and having regard to such other legal considerations which we deem relevant, we are of the opinion that under the laws of the State of New York:

1.
the Debt Securities and any Debt Securities that form part of the Units, when  issued as contemplated in the Prospectus and any related supplement thereto and pursuant to an indenture substantially in the form examined by us, will be valid and legally binding obligations of the Company; and

2.
the Warrants, Purchase Contracts and Rights and any Warrants, Purchase Contracts and Rights that may form part of the Units, upon due execution and delivery as contemplated in the Prospectus or any supplement thereto, will be valid and legally binding obligations of the Company.

This opinion is limited to the laws of the State of New York as in effect on the date hereof.  Insofar as the opinions expressed herein depend on matters governed by other laws, we have relied on the opinion of MJM Limited, with respect to matters under the laws of Bermuda, which is filed with the Commission as an exhibit to the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to each reference to us and the discussions of advice provided by us under the headings "Legal Matters" in the Prospectus, without admitting we are "experts" within the meaning of the Securities Act or the rules and regulations of the Commission promulgated thereunder with respect to any part of the Registration Statement.

Very truly yours, /s/ Seward & Kissel LLP